Exhibit 10.1

Warrick Unit 4 Coal Supply Agreement Amendment No. 1

CONFIDENTIAL PORTIONS OMITTED

LEGEND:	[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT
This Amendment to the January 1, 2009 Warrick Unit 4 Coal Supply Agreement between Vectren Fuels (VF), Inc, and Vectren Power Supply (VPS) evidences as follows:

WHEREAS, VPS annually buys 480,000 tons of coal from VF to supply Warrick Unit 4 under a contract entered into effective January 1, 2009, and having a term ending December 31, 2014; and

WHEREAS, the Warrick Unit 4 Contract provides for a price re-negotiation period pursuant to section 4.3 for 2013 and 2014; and;

WHEREAS, VPS has 301,322 tons of stored coal at Prosperity Mine which will be delivered by VF to Warrick 4, or other units, during 2011 and/or 2012;

Now, therefore, the parties agree to amend the Warrick Unit 4 Contract as follows:

1.  Under section 4.1, the FOB Mine prices for 2013 and 2014 are [**].

2.  Section 1.1 is amended to provide that the source of the coal for 2012-2014 shall be the Oaktown Mine, unless the parties mutually agree to an alternative source.

3.  Exhibit A is amended to provide for a monthly weighted average of chlorine of .10% and .06ug/g of mercury. To the extent coal is shipped in excess of this specification, VPS may reject such shipments.

4.  VPS' stored coal pile of 301,322 tons located on Prosperity Mine may, based on instructions from VPS to VF, be moved to any of VPS' plants. VF will be reimbursed for transport costs but will waive the previously agreed upon handling fee of [**].

5.  No other terms of the Warrick Unit 4 Contract have been modified by this Amendment.

WHEREFORE, the parties have caused this Amendment to be effective as of October 31, 2011.

Vectren Power Supply		Vectren Fuels

By	Wayne Games	By	Randy L. Beck

Its	VP – Power Supply	Its	President